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Exhibit 99.4

July 3, 2012

Securities and Exchange Commission
Division of Corporation Finance
Office of the Chief Accountant
100 F Street, N.E.
Washington, D.C. 20549

Re:
Manchester United Ltd. Registration Statement on Form F-1
Representation Letter Pursuant to Instruction 2 to Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

Manchester United Ltd., a company incorporated under the laws of the Cayman Islands (the "Company"), has filed a registration statement on Form F-1 (as amended, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") relating to its proposed initial public offering of Class A ordinary shares (the "Offering"). Pursuant to the Request for Interpretive Advice submitted by our U.S. legal counsel, Latham & Watkins LLP, to the Commission on June 28, 2012 with respect to the requirement that the Registration Statement contain audited financial statements as of a date not older than 12 months at the time the Registration Statement is filed with the Commission, the Company hereby represents to the Commission in accordance with Instruction 2 to Item 8.A.4 of Form 20-F:

  1.
  The Company is not required by any jurisdiction outside the United States, including the Cayman Islands (its jurisdiction of incorporation), to have audited financial statements as of a date not older than 12 months from the date of filing its Registration Statement.

  2.
  Compliance with Item 8.A.4 of Form 20-F is impracticable and involves undue hardship for the Company.

  3.
  The Company does not anticipate that its audited financial statements for the fiscal year ended June 30, 2012 will be available until September 2012.

  4.
  In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Offering.

In accordance with Instruction 2 to Item 8.A.4 of Form 20-F, this representation letter has been filed as an exhibit to the Registration Statement.

Thank you for your time and attention.

MANCHESTER UNITED LTD.
/s/ EDWARD WOODWARD Name: Edward Woodward Title: Executive Vice Chairman and Director

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  Exhibit 99.4